UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2011
AMERICAN REPROGRAPHICS COMPANY
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-32407	20-1700361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California	94596

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (925) 949-5100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) As previously disclosed, American Reprographics Company (the “Company”) announced, on April 14, 2011, that Jonathan R. Mather, the Company’s Chief Financial Officer, has chosen not to relocate to Northern California in connection with the Company’s consolidation initiatives, including relocation of the Company’s corporate finance and accounting functions within the Company’s executive offices in Walnut Creek, California and intends to retire from the Company in the near future.
The Company and Mr. Mather have entered into a Separation Agreement in connection with Mr. Mather’s departure from the Company (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Mather’s employment with the Company will end on June 30, 2011, provided, however, that if no replacement Chief Financial Officer is appointed by June 30, 2011, then the separation date will be extended until the earlier of the date on which a replacement Chief Financial Officer is appointed or August 31, 2011. The Separation Agreement provides that, in exchange for execution of a general release in favor of the Company, Mr. Mather will be entitled to (a) payment of his base salary of $375,000 (less applicable deductions) through the separation date; (b) payment of his full base salary of $375,000 for a period of twelve months following the separation date; (c) continuation of health benefits under the Company’s health benefit plans until the age of 65 (with the full cost of premiums for the first twelve months following the separation date being paid by the Company); (d) extension of the exercise period of Mr. Mather’s outstanding stock options; and (e) acceleration of vesting of Mr. Mather’s restricted stock awards in accordance with the terms of the Separation Agreement.
The foregoing summary of the Separation Agreement is not a complete description of the terms of such agreement and is qualified by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Separation Agreement by and between American Reprographics Company and Jonathan R. Mather

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2011	AMERICAN REPROGRAPHICS COMPANY
	By:	/s/ Dilantha Wijesuriya
Dilantha Wijesuriya
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement by and between American Reprographics Company and Jonathan R. Mather